UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8030 El Rio Street

Houston, TX 77054

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to the Loan and Security Agreement

Effective March 30, 2023, Alaunos Therapeutics, Inc. (the “Company”), as borrower, entered into a Third Amendment (the “Amendment”) to the Loan and Security Agreement, dated August 6, 2021, as previously amended (the “Original Agreement” and, as amended by the Amendment, the “Amended Agreement”), by and among the Company, the lenders party thereto and Silicon Valley Bank (“SVB”), a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to SVB)), as administrative agent and collateral agent. The Amendment principally makes the below modifications.

Operating Accounts Covenant. The Original Agreement required that the Company maintain all of its operating accounts, depository accounts and excess cash with SVB or one of its affiliates. The Amended Agreement only requires that the Company maintain a single operating or depository account at SVB.

Cash Collateralization. The Original Agreement required that the Company cash collateralize half of the sum of the then-outstanding principal amount of the Term Loan (as defined in the Original Agreement), plus an amount equal to 5.75% of the original principal amount of the Term Loan (the “Final Payment”). The Company cash collateralized the required amount in September 2022 and the Original Agreement provided that the Company was entitled to a release of some of those funds so long as no event of default has occurred and certain thresholds were satisfied with respect to the remaining outstanding balance. Under the Amended Agreement, the Company will cash collateralize the entire sum of the currently-outstanding principal amount of the Term Loan, plus an amount equal to the Final Payment. However, the amount required to be cash collateralized pursuant to the Amended Agreement will be reduced commensurate with each regularly scheduled monthly payment of principal and interest on the Term Loan.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date. April 3, 2023	By:	/s/ Melinda Lackey
Name: Melinda Lackey
Title: Senior Vice President, Legal and Administrative